Exhibit 99.1

Radius Global Infrastructure Reports First Quarter 2022 Results

Revenue Growth of 38% YoY

NEW YORK – May 9, 2022 - Radius Global Infrastructure, Inc. (Nasdaq: RADI) (“Radius” or the “Company”), one of the largest owners and acquirors of real property interests and contractual rights underlying essential digital infrastructure assets in 21 countries, today reported financial results for the quarter ended March 31, 2022.

Bill Berkman, Co-Chairman and CEO of Radius Global Infrastructure, commented:

“We generated record quarterly revenue of $30.6 million in the first quarter of 2022, up 38% from the first quarter of 2021, with gross profit increasing to $29.8 million in 2021, up 36% from 2021. In the quarter, we also grew Annualized In-Place Rents by 38% to a record $125.4 million. These rents will continue to grow organically and have begun to reflect the effect of our uncapped inflation-indexed escalators, which should continue over the coming quarters based on significantly higher inflation rates in all of our major jurisdictions. With approximately $846 million in cash, cash equivalents and restricted cash (including additional funds from our April debt refinancing), we will continue to pursue additional property acquisitions and digital infrastructure-related rents that meet our disciplined underwriting and long-term return criteria for our shareholders.”

QUARTERLY RESULTS

Revenue increased 38% to $30.6 million for the three months ended March 31, 2022, as compared to revenue of $22.2 million for the three months ended March 31, 2021. The increase was primarily attributable to the additional revenue streams from investments in real property interests made during the past year.

Gross Profit rose 36% to $29.8 million during the three months ended March 31, 2022, as compared to gross profit of $21.9 million in the corresponding prior year period, while the Company generated a gross profit (or ground cash flow) margin of approximately 97% during the three months ended March 31, 2022.

Annualized In-Place Rents increased to $125.4 million as of March 31, 2022, an increase of $34.8 million or 38% over the Annualized In-Place Rents of $90.6 million as of March 31, 2021.

Please refer to the GAAP financial disclosures, reconciliations and comparisons to non-GAAP financial measurements set forth below and in the Company’s Form 10-Q for the quarter ended March 31, 2022.

LIQUIDITY

As of March 31, 2022, Radius had $792 million of total cash, cash equivalents and restricted cash. Pro forma for the April 2022 financing transaction discussed below, Radius had $846 million in total cash, cash equivalents, and restricted cash.

FINANCING TRANSACTIONS

The summary below presents significant financing activities that have occurred in 2022.

•

In April 2022, Radius borrowed $165 million under a new credit facility. Radius used the proceeds of this new facility to repay amounts outstanding under an existing credit facility that was scheduled to mature in October 2023. Radius expects to use the remaining capital for the continued acquisition of digital infrastructure and ground lease assets as well as for general working capital purposes. The initial borrowing accrues interest at a fixed annual rate of approximately 3.64%, which will be payable monthly, and will mature in April 2027. This compares to a cash pay interest rate of 4.25% under the previous credit facility. Concurrent with the closing of the transaction, Radius received an ‘A’ rating from Fitch for the facility, which has a leverage cap of 9.75x eligible annual cash flow (defined as annualized in-place rents less a servicing fee).

•

In January 2022, Radius borrowed €225 million ($257.5 million as of the funding date) of the €750 million available under a new financing facility that Radius entered into in December 2021. The initial borrowing accrues interest at a fixed annual rate of approximately 3.2%, which is payable quarterly and will mature in January 2030.

OUTLOOK FOR 2022

Based on deals that have already closed in 2022 and the current pipeline of investment opportunities, we are optimistic that we will exceed our previously issued outlook for the deployment of at least $400 million of Acquisition Capex during 2022 (which includes approximately $75 million in the first quarter of 2022) with the potential for quarterly variability as a result of the timing of transaction closings.

The Company pays for its acquisitions of real property (and other) interests either with a one-time payment at the time of acquisition or, under certain circumstances, with a combination of upfront payments and future contractually committed payments over a period of time, in each case pursuant to the individual acquisition agreement. In the Consolidated Statements of Cash Flows, the one-time and upfront cash payments are reported as Investments in Real Property Interests and Related Intangible Assets. The total cash spent and the commitment for future payments in any given period for the acquisition of real property (and other) interests, adjusted for changes in foreign currency, is our Acquisition Capex. Acquisition Capex is a non-GAAP metric, albeit one the Company believes is valuable to readers of the Company’s financial statements. Please refer to the table below for a full reconciliation of Acquisition Capex.

DIVIDEND

On May 6, 2022, a stock dividend payment of shares of Class A Common Stock was declared to the sole holder of the Series A Founder Preferred Stock as of the close of business on May 6th. Such dividend will be paid on or about May 13, 2022. Further information regarding the dividend may be found in the Series A Founder Preferred Stock section of the Stockholders’ Equity footnote of the Company’s March 31, 2022 Form 10-Q.

CONFERENCE CALL INFORMATION

Management will host a webcast and conference call on Tuesday, May 10, 2022 at 8:30 A.M. Eastern Time to review the Company’s first quarter 2022 financial results, discuss recent events and conduct a question-and-answer session.

The live webcast and supplemental materials with additional details regarding the Company’s operating results, financial position and investment portfolio will be available through the “News & Events” section of the Company’s website: https://www.radiusglobal.com/news-events/events-presentations. A replay of the webcast and access to the presentation slides will be available on the Company’s website.

Participants are advised to go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Radius Global Infrastructure First Quarter 2022 Earnings Conference Call. A telephonic replay can be accessed through May 24, 2022 by dialing 1-844-512-2921 (U.S. domestic) or 1-412-317-6671 (International), passcode 13728187.

About the Company

Radius Global Infrastructure, Inc., through its various subsidiaries, is a multinational owner and acquiror of triple net rental streams and real properties leased to wireless operators, wired operators, wireless tower companies, and other digital infrastructure operators as part of their infrastructure required to deliver a wide range of services.

For further information see https://www.radiusglobal.com.

FORWARD-LOOKING STATEMENTS AND DISCLAIMERS

Certain matters discussed in this press release, including the attachments, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, capital expenditures, results of operations, plans and objectives. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, their negative or other variations or comparable terminology.

Forward-looking statements are subject to significant risks and uncertainties and are based on beliefs, assumptions and expectations based upon our historical performance and on our current plans, estimates and expectations in light of information available to us. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Actual results may differ materially from those set forth in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Certain important factors that we think could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements are summarized below. Other factors besides those summarized could also adversely affect us. We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for management to predict all such risks and uncertainties or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Important other factors that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements include, but are not limited to, the extent that wireless carriers (mobile network operators, or “MNOs”) or tower companies consolidate their operations, exit the wireless communications business or share site infrastructure to a significant degree; the extent that new technologies reduce demand for wireless infrastructure; competition for assets; whether the tenant leases for the wireless communication tower, antennae or other digital communications infrastructure located on our real property interests are renewed with similar rates or at all; the extent of unexpected lease cancellations, given that most of the tenant leases associated with our assets may be terminated upon limited notice by the MNO or tower company and unexpected lease cancellations could materially impact cash flow from operations; economic, political, cultural, regulatory and other risks to our operations outside the U.S., including risks associated with fluctuations in foreign currency exchange rates and local inflation rates; the effect of the Electronic Communications Code in the United Kingdom, which may limit the amount of lease income we generate in the United Kingdom; the extent that we continue to grow at an accelerated rate, which may prevent us from achieving profitability or positive cash flow at a company level (as determined in accordance with GAAP) for the foreseeable future, particularly given our history of net losses and negative net cash flow; the fact that we have incurred a significant amount of debt and may in the future incur additional indebtedness; the extent that the terms of our debt agreements limit our flexibility in operating our business; the impact of the ongoing COVID-19 pandemic and the response thereto; and the other factors, risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Contacts

Investor Relations:

Jason Harbes, CFA

Email: investorrelations@radiusglobal.com

Phone: 1-484-278-2667

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in USD thousands, except share and per share amounts)

	Three months ended March 31, 2022	Three months ended March 31, 2021
Revenue	$30,599	$22,172
Cost of service	841	295

Gross profit	29,758	21,877

Operating expenses:
Selling, general and administrative	22,687	15,389
Share-based compensation	4,592	4,103
Amortization and depreciation	18,751	14,080
Impairment - decommissions	765	687

Total operating expenses	46,795	34,259

Operating loss	(17,037)	(12,382)

Other income (expense):
Realized and unrealized gain on foreign currency debt	24,232	14,607
Interest expense, net	(16,098)	(8,987)
Other income (expense), net	1,092	(2,145)

Total other income (expense), net	9,226	3,475

Loss before income tax expense (benefit)	(7,811)	(8,907)
Income tax expense (benefit)	(3,166)	(722)

Net loss	(4,645)	(8,185)
Net loss attributable to noncontrolling interest	(208)	(606)

Net loss attributable to stockholders	(4,437)	(7,579)
Stock dividend payment to holders of Series A Founders Preferred Stock	—	(31,391)

Net loss attributable to common stockholders	$(4,437)	$(38,970)

Loss per common share:
Basic and diluted	$(0.05)	$(0.66)
Weighted average common shares outstanding:
Basic and diluted	92,104,971	59,479,707

See accompanying notes to condensed consolidated financial statements

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in USD thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$565,739	$456,146
Restricted cash	1,942	2,085
Trade receivables, net	9,747	7,933
Prepaid expenses and other current assets	21,546	20,685

Total current assets	598,974	486,849

Real property interests, net:
Right-of-use assets - finance leases, net	318,961	301,865
Telecom real property interests, net	1,222,573	1,174,186

Real property interests, net	1,541,534	1,476,051
Intangible assets, net	8,095	7,914
Property and equipment, net	1,085	1,789
Goodwill	80,509	80,509
Deferred tax asset	853	160
Restricted cash, long-term	224,579	173,962
Other long-term assets	7,090	9,701

Total assets	$2,462,719	$2,236,935

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$39,831	$36,995
Rent received in advance	28,241	24,485
Finance lease liabilities, current	12,656	10,567
Telecom real property interest liabilities, current	5,779	3,828

Total current liabilities	86,507	75,875
Finance lease liabilities	23,215	24,766
Telecom real property interest liabilities	9,779	12,884
Long-term debt, net of debt discount and deferred financing costs	1,492,993	1,272,225
Deferred tax liability	76,527	62,296
Other long-term liabilities	4,927	5,231

Total liabilities	1,693,948	1,453,277

Commitments and contingencies
Stockholders’ equity:
Series A Founder Preferred Stock, $0.0001 par value; 1,600,000 shares authorized; 1,600,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Series B Founder Preferred Stock, $0.0001 par value; 1,386,033 shares authorized; 1,386,033 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Class A Common Stock, $0.0001 par value; 1,590,000,000 shares authorized; 92,731,191 and 92,159,612 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	9	9
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized; 12,657,689 and 11,551,769 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	1,043,420	1,038,740
Accumulated other comprehensive loss	(42,706)	(27,784)
Accumulated deficit	(282,569)	(278,132)

Total stockholders’ equity attributable to Radius Global Infrastructure, Inc.	718,154	732,833
Noncontrolling interest	50,617	50,825

Total liabilities and stockholders’ equity	$2,462,719	$2,236,935

See accompanying notes to condensed consolidated financial statements.

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in USD thousands, except share and per share amounts)

	Three months ended March 31, 2022	Three months ended March 31, 2021
Cash flows from operating activities:
Net loss	$(4,645)	$(8,185)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization and depreciation	18,751	14,080
Amortization of finance lease and telecom real property interest liabilities discount	367	317
Impairment – decommissions	765	687
Realized and unrealized gain on foreign currency debt	(24,232)	(14,607)
Amortization of debt discount and deferred financing costs	1,106	135
Provision for bad debt expense	98	(45)
Share-based compensation	4,592	4,103
Deferred income taxes	(3,986)	(1,909)
Change in assets and liabilities:
Trade receivables, net	(1,707)	(151)
Prepaid expenses and other assets	1,563	(1,878)
Accounts payable, accrued expenses and other long-term liabilities	(1,309)	4,084
Rent received in advance	3,978	3,969

Net cash provided by (used in) operating activities	(4,659)	600

Cash flows from investing activities:
Investments in real property interests and related intangible assets	(73,128)	(104,684)
Purchases of property and equipment	(195)	(328)

Net cash used in investing activities	(73,323)	(105,012)

Cash flows from financing activities:
Borrowings under debt agreements	256,203	93,940
Repayments of term loans and other debt	(1,804)	(54)
Debt issuance costs	(5,653)	(1,780)
Proceeds from exercises of stock options	88	—
Repayments of finance lease and telecom real property interest liabilities	(4,359)	(4,481)

Net cash provided by financing activities	244,475	87,625

Net change in cash and cash equivalents and restricted cash	166,493	(16,787)

Effect of change in foreign currency exchange rates on cash, cash equivalents and restricted cash	(6,426)	(1,927)
Cash and cash equivalents and restricted cash at beginning of period	632,193	215,448

Cash and cash equivalents and restricted cash at end of period	$792,260	$196,734

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$15,459	$9,502
Cash paid for income taxes	$150	$581

See accompanying notes to condensed consolidated financial statements.

Non-GAAP Financial Measures

We identify certain additional financial measures not defined by GAAP that provide supplemental information we believe is useful to analysts and investors to evaluate our financial performance and ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income, gross profit and net cash provided by operating activities. These non-GAAP measures exclude the financial impact of items management does not consider in assessing our ongoing operating performance, and thereby facilitate review of our operating performance on a period-to-period basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP measures. EBITDA is defined as net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA is calculated by taking EBITDA and further adjusting for non-cash impairment—decommissions expense, realized and unrealized gains and losses on foreign currency debt, share-based compensation expense, realized and unrealized foreign exchange gains/losses associated with non-debt transactions and balances denominated in a currency other than the functional currency, nonrecurring expenses incurred in connection with the Domestication, transaction-related costs recorded in selling, general and administrative expenses incurred for incremental business acquisition pursuit (successful and unsuccessful) and related financing and integration activities, and nonrecurring severance costs included in selling, general and administrative expenses. Management believes the presentation of EBITDA and Adjusted EBITDA provides valuable additional information for users of the financial statements in assessing our financial condition and results of operations. Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income, therefore the calculation of these financial measures may be different from the calculations used by other companies and comparability may therefore be limited. You should not consider EBITDA, Adjusted EBITDA or any of our other non-GAAP financial measures as an alternative or substitute for our results.

The following are reconciliations of EBITDA and Adjusted EBITDA to net income (loss), the most comparable GAAP measure:

(in thousands)	Three months ended March 31, 2022	Three months ended March 31, 2021
(unaudited)
Net loss	$(4,645)	$(8,185)
Amortization and depreciation	18,751	14,080
Interest expense, net	16,098	8,987
Income tax expense (benefit)	(3,166)	(722)

EBITDA	27,038	14,160
Impairment—decommissions	765	687
Realized/unrealized gain on foreign currency debt	(24,232)	(14,607)
Share-based compensation expense	4,592	4,103
Non-cash foreign currency adjustments	405	2,093
Transaction-related costs	140	—

Adjusted EBITDA	$8,708	$6,436

Acquisition Capex

Acquisition Capex is a non-GAAP financial measure. Our payments for acquisitions of real property interests consist of either a one-time payment upon the acquisition or up-front payments with contractually committed payments made over a period of time, pursuant to each real property interest agreement. In all cases, we contractually acquire all rights associated with the underlying revenue-producing assets upon entering into the agreement to purchase the real property interest and records the related assets in the period of acquisition. Acquisition Capex therefore represents the total cash spent and committed to be spent for the acquisitions of revenue-producing assets during the period measured. Management believes the presentation of Acquisition Capex provides valuable additional information for users of the financial statements in assessing our financial performance and growth, as it is a comprehensive measure of our investments in the revenue-producing assets that we acquire in a given period. Acquisition Capex has important limitations as an analytical tool because it excludes certain fixed and variable costs related to our selling, marketing, data accumulation, legal and underwriting activities included in selling, general and administrative expenses in the consolidated statements of operations, including corporate overhead expenses. Further, this financial measure may be different from calculations used by other companies and comparability may therefore be limited. You should not consider Acquisition Capex or any of the other non-GAAP measures we utilize as an alternative or substitute for our results.

The following is a reconciliation of Acquisition Capex to the amounts included as an investing cash flow in the consolidated statements of cash flows for investments in real property interests and related intangible assets, the most comparable GAAP measure, which generally represents up-front payments made in connection the acquisition of these assets during the period. The primary adjustment to the comparable GAAP measure is “committed contractual payments for investments in real property interests and intangible assets”, which represents the total amount of future payments that we were contractually committed to make in connection with our acquisitions of real property interests and intangible assets that occurred during the period. Additionally, foreign exchange translation adjustments impact the determination of Acquisition Capex.

(in thousands)	Three months ended March 31, 2022	Three months ended March 31, 2021
(unaudited)
Investments in real property interests and related intangible assets	$73,128	$104,684
Committed contractual payments for investments in real property interests and intangible assets	4,123	4,511
Foreign exchange translation impacts and other	(2,614)	(1,397)

Acquisition Capex	$74,637	$107,798

Annualized In-Place Rents

Annualized in-place rents is a non-GAAP measure that measures performance based on annualized contractual revenue from the rents expected to be collected on leases owned and acquired (“in place”) as of the measurement date. Annualized in-place rents is calculated using the implied monthly revenue from all revenue producing leases that are in place as of the measurement date multiplied by twelve. Implied monthly revenue for each lease is calculated based on the most recent rental payment under such lease. Management believes the presentation of annualized in-place rents provides valuable additional information for users of the financial statements in assessing our financial performance and growth. In particular, management believes the presentation of annualized in-place rents provides a measurement at the applicable point of time as opposed to revenue, which is recorded in the applicable period on revenue-producing assets in place as they are acquired. Annualized in-place rents has important limitations as an analytical tool because it is calculated at a particular moment in time, the measurement date, but implies an annualized amount of contractual revenue. As a result, following the measurement date, among other things, the underlying leases used in calculating the annualized in-place rents financial measure may be terminated, new leases may be acquired, or the contractual rents payable under such leases may not be collected. In these respects, among others, annualized in-place rents differs from “revenue”, which is the closest comparable GAAP measure and which represents all revenues (contractual or otherwise) earned over the applicable period. Revenue is recorded as earned over the period in which the lessee is given control over the use of the wireless communication sites or other digital infrastructure and recorded over the term of the lease. You should not consider annualized in-place rents or any of the other non-GAAP measures we utilize as an alternative or substitute for our results. The following is a comparison of annualized in-place rents to revenue, the most comparable GAAP measure:

(in thousands)	Three months ended March 31, 2022	Year ended December 31, 2021
Revenue for year ended December 31		$103,609
Annualized in-place rents as of December 31		$117,924
Annualized in-place rents as of March 31	$125,363